As Filed With the Securities and Exchange Commission on May 25, 2018

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5456087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2700 N. Military Trail, Suite 200
Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

FLEXSHOPPER, INC. 2018 OMNIBUS EQUITY COMPENSATION PLAN

(Full title of the plan)

Brad Bernstein

Chief Executive Officer

FlexShopper, Inc.

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

(Name and address of agent for service)

(855) 353-9289

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	948,500	$2.99	$2,836,015	$353.08
Total	948,500		$2,836,015	$353.08

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices for the Common Stock on May 21, 2018 as reported on The Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement is filed by FlexShopper, Inc., a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering certain shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan (the “2018 Plan”), as approved by the Company’s stockholders on April 26, 2018 (the “Effective Date”).

The maximum number of shares of Common Stock that may be issued under the 2018 Plan shall be the sum of 948,500 plus any shares subject to outstanding awards under the Company’s 2015 Omnibus Equity Compensation Plan (the “2015 Plan”) or under the Company’s 2007 Omnibus Equity Compensation Plan (as amended, the “2007 Plan” and, together with the 2015 Plan, the “Prior Plans”) as of the Effective Date that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares). Shares of Common Stock issuable pursuant to the terms of the 2015 Plan were previously registered under the Registration Statement on Form S-8, File No. 333-210487, filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2016. Shares of Common Stock issuable pursuant to the terms of the 2007 Plan were previously registered under the Registration Statement on Form S-8, File No. 333-203509, filed with the Commission on April 20, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from the registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 8, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 14, 2018;

●	Current Reports on Form 8-K filed on January 12, 2018, February 2, 2018, March 7, 2018, April 6, 2018, April 19, 2018 and April 30, 2018 (other than the portions of such documents furnished but deemed not to have been filed); and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on November 14, 2016, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper impersonal benefit. In addition, the certificate of incorporation of the Company provides that the Company shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of the Company’s directors or officers or is or was serving, or has agreed to serve, at the Company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which immediately precedes Signatures and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of FlexShopper, Inc. (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference)

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 7, 2018 and incorporated herein by reference)

4.3	2018 Omnibus Equity Compensation Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2018 and incorporated herein by reference)

4.4	2015 Omnibus Equity Compensation Plan (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 21, 2015 and incorporated herein by reference)

4.5	2007 Omnibus Equity Compensation Plan (previously filed as Exhibit 99.1 to the Company’s General Form of Registration on Form 10-SB filed on April 30, 2007 and incorporated herein by reference)

5.1	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm, filed herewith

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1), filed herewith

24	Power of Attorney (included on the signature page of this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 25, 2018.

FLEXSHOPPER, INC.

By	/s/ Brad Bernstein
Brad Bernstein
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brad Bernstein and Russ Heiser his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Brad Bernstein	President and Chief Executive Officer and Director	May 25, 2018
Brad Bernstein	(Principal Executive Officer)

/s/ Russ Heiser	Chief Financial Officer	May 25, 2018
Russ Heiser	(Principal Accounting Officer

/s/ James D. Allen	Director	May 25, 2018
James D. Allen

/s/ Carl M. Pradelli	Director	May 25, 2018
Carl M. Pradelli

/s/ T. Scott King	Director	May 25, 2018
T. Scott King

/s/ Daniel Ballen	Director	May 25, 2018
Daniel Ballen

/s/ Katherine Verner	Director	May 25, 2018
Katherine Verner

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